Exhibit 99.1

News Release

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis.Garner@Otelco.com

Otelco Reports First Quarter 2019 Operational and Financial Results

Richard Clark Named President and Rob Souza to Retire at Year End

ONEONTA, Alabama (May 8, 2019) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced operational and financial results for its first quarter ended March 31, 2019. Key operational and financial highlights for Otelco include:

•	Total revenues of $15.8 million.
•	Operating income of $3.8 million.
•	Net income of $2.3 million.
•	Consolidated EBITDA (as defined below) of $6.4 million.
•	Capital expenditures of $1.5 million.
•	Scheduled principal payments of $1.1 million.

FIRST QUARTER RESULTS

The Company reported revenue of $15.8 million, a 5.8% decrease from the first quarter 2018. Increased revenue from an expanded A-CAM offer in Missouri was more than offset by the continued loss of residential voice customers and competitive pressures on internet services. Net income increased 14.3% to $2.3 million in first quarter 2019, compared to $2.0 million in first quarter 2018.

Basic net income was $0.67 per share for first quarter 2019, compared to $0.59 per share in the same period of 2018. Consolidated EBITDA (as defined below) was $6.4 million for first quarter 2019, compared to $6.1 million for the same period in the previous year. An increase in the CoBank dividend of $0.4 million and lower costs and expenses of $0.8 million more than offset the decline in revenue, accounting for the improvement.

The Company made its scheduled $1.1 million principal payment on its credit agreement with CoBank in first quarter 2019 and elected to apply its 2018 voluntary prepayments against the annual Excess Cash Flow payment due in first quarter 2019. The funds will instead be used to support Otelco’s announced plans to increase capital expenditures in 2019, as the Company remains focused on its strategy of fiber deployment within its territory. During first quarter 2019, capital investment increased to $1.5 million, compared to $1.2 million in the same period of 2018.

NETWORK INVESTMENT

The Company’s multi-year plan to increase service speeds is expected to help reduce customer churn and stabilize revenues. In 2018, Otelco invested $8.0 million to grow its fiber distribution network and improve its support systems, including the $2.3 million invested during fourth quarter 2018. In 2019, fiber-to-the-premise (“FTTP”) will be the primary vehicle to increase data capacity for Otelco’s customers, with fiber-to-the-node (“FTTN”) and fixed wireless options being employed in more sparsely populated areas.

Otelco Reports First Quarter 2019 Results Page 2 May 8, 2019

BALANCE SHEET

At the end of first quarter 2019, the Company reported cash of $5.5 million, compared to $4.7 million from the end of 2018. The balance on its CoBank loan at the end of first quarter 2019 was $73.5 million, excluding loan origination costs. The Company adopted the new lease accounting requirements under ASU 2016-02, Leases (Topic 842) as of the beginning of 2019 and elected certain practical expedients available at adoption. Adopting the new standards had no impact on the Company’s income statement, but the changes are reflected on the balance sheet and cash flow statement.

As of March 31, 2019, the ratio of debt, net of cash, to Consolidated EBITDA was 2.63, reflecting the mandatory payments and voluntary prepayments made on the debt since its inception.

RICHARD CLARK NAMED PRESIDENT; NEW INDEPENDENT BOARD MEMBERS PROPOSED

The Company also announced today that Richard A. Clark has been appointed President of Otelco, reporting to Rob Souza, Chief Executive Officer of Otelco. Before joining Otelco, Clark was Executive Vice President and Chief Financial Officer of TVC Albany, Inc., headquartered in Albany, New York, and doing business as FirstLight Fiber. In addition, Rob Souza, Chief Executive Officer and a director of Otelco, has announced he will retire on December 31, 2019. Coincident with Souza’s retirement, Clark will assume the additional position of Chief Executive Officer and will be based in New Gloucester, Maine.

“When Richard joined Otelco as Chief Operating Officer in October of last year, he brought a wealth of varied business experience, including five years of telecom experience as Chief Financial Officer of FirstLight Fiber,” commented Souza. “Over the past seven months, Richard has focused on plant and network operations and will now expand his responsibilities to include marketing, sales, billing and regulatory functions. Richard has demonstrated great leadership in addressing the growth of our network, including developing a comprehensive plan to meet the objectives of our company and affirm our commitment to expand and enhance our delivery of broadband services. He understands our business and how best to apply the continued evolution of technology to meet customer and market requirements. Richard is well prepared to provide strategic guidance and direction to the operation of every aspect of our business.”

“I look forward to continuing the working relationships already established within Otelco in my new role,” commented Clark. “The telecommunication industry continues to experience rapid changes. Focusing our resources on enhancing broadband services will be a primary objective of the Company. High-speed data is a necessity for both consumers and businesses alike and meeting the broadband needs of our customers is a key component of our company’s future.”

The Company has proposed to the shareholders the appointment of two new directors for its Board. Barbara Dondiego-Steward and Dayton Judd will join the Board as independent directors, subject to completion of the annual meeting of shareholders tomorrow.

FIRST QUARTER EARNINGS CONFERENCE CALL

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, May 9, 2019, at 11:20 a.m. (Eastern Time). To participate in the call, participants should dial (856) 344-9221 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.Otelco.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.Otelco.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and entering the Confirmation Code 7401843.

Otelco Reports First Quarter 2019 Results Page 3 May 8, 2019

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. Otelco is among the top 20 largest local exchange carriers in the United States. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otelco Reports First Quarter 2019 Results Page 4 May 8, 2019

OTELCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share par value and share amounts)

(unaudited with the exception of December 31, 2018 being audited)

	March 31,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$5,478	$4,657
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $539 and $577, respectively	3,931	4,183
Other	2,044	1,899
Materials and supplies	3,636	2,802
Prepaid expenses	1,167	1,198
Other assets	251	-
Total current assets	16,507	14,739

Property and equipment, net	51,795	52,073
Goodwill	44,976	44,976
Intangible assets, net	820	919
Operating lease right-of-use asset	981	-
Investments	1,492	1,498
Interest rate cap	-	4
Other assets	245	143
Total assets	$116,816	$114,352

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,248	$1,331
Accrued expenses	5,517	5,054
Advance billings and payments	1,568	1,614
Customer deposits	49	48
Current operating lease liability	339	-
Current maturity of long-term notes payable, net of debt issuance cost	3,909	3,904
Total current liabilities	12,630	11,951

Deferred income taxes	20,145	20,145
Advance billings and payments	2,187	2,234
Other liabilities	19	13
Long-term operating lease liability	642	-
Long-term notes payable, less current maturities and debt issuance cost	68,122	69,107
Total liabilities	103,745	103,450

Stockholders' equity
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 3,410,936 and 3,388,624 shares, respectively	34	34
Additional paid in capital	4,101	4,213
Retained earnings	8,936	6,655
Total stockholders' equity	13,071	10,902
Total liabilities and stockholders' equity	$116,816	$114,352

Otelco Reports First Quarter 2019 Results Page 5 May 8, 2019

OTELCO INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2019	2018

Revenues	$15,755	$16,726

Operating expenses
Cost of services	7,602	7,965
Selling, general and administrative expenses	2,473	2,881
Depreciation and amortization	1,917	1,819
Total operating expenses	11,992	12,665

Income from operations	3,763	4,061

Other income (expense)
Interest expense	(1,366)	(1,459)
Other income	594	168
Total other expense	(772)	(1,291)

Income before income tax expense	2,991	2,770
Income tax expense	(710)	(774)

Net income	$2,281	$1,996

Weighted average number of common shares outstanding:
Basic	3,410,936	3,388,624
Diluted	3,431,229	3,420,181

Basic net income per common share	$0.67	$0.59

Diluted net income per common share	$0.66	$0.58

Otelco Reports First Quarter 2019 Results Page 6 May 8, 2019

OTELCO INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$2,281	$1,996
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	1,838	1,735
Amortization	79	84
Amortization of loan costs	117	121
Non-cash lease amortization	92	-
Provision for uncollectible accounts receivable	43	85
Stock-based compensation	71	71
Changes in operating assets and liabilities
Accounts receivable	(187)	257
Materials and supplies	(834)	(309)
Prepaid expenses and other assets	(71)	1,683
Accounts payable and accrued expenses	380	(324)
Advance billings and payments	(93)	(88)
Other liabilities	(86)	1
Net cash from operating activities	3,630	5,312

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(1,533)	(1,175)
Net cash used in investing activities	(1,533)	(1,175)

Cash flows used in financing activities:
Loan origination costs	(10)	(37)
Principal repayment of long-term notes payable	(1,087)	(1,087)
Interest rate cap	4	(34)
Retirement of CoBank equity	-	119
Tax withholdings paid on behalf of employees for restricted stock units	(183)	(380)
Net cash used in financing activities	(1,276)	(1,419)

Net increase in cash and cash equivalents	821	2,718
Cash and cash equivalents, beginning of period	4,657	3,570

Cash and cash equivalents, end of period	$5,478	$6,288

Supplemental disclosures of cash flow information:
Interest paid	$1,238	$1,337

Income taxes refund	$-	$(1,000)

Otelco Reports First Quarter 2019 Results Page 7 May 8, 2019

CONSOLIDATED EBITDA – Consolidated EBITDA is defined as consolidated net income plus consolidated net interest expense, depreciation and amortization, income taxes and certain other fees, expenses and non-cash charges reducing consolidated net income. Consolidated EBITDA is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Consolidated EBITDA corresponds to the definition of Consolidated EBITDA in the Company’s credit facility. The lenders under the Company’s credit facility utilize this measure to determine compliance with credit facility requirements. The Company uses Consolidated EBITDA as an operational performance measurement to focus attention on the operational generation of cash, which is used for reinvestment into the business; to repay its debt and to pay interest on its debt; to pay income taxes; and for other corporate requirements. The Company reports Consolidated EBITDA to allow current and potential investors to understand this performance metric and because the Company believes that it provides current and potential investors with helpful information with respect to the Company’s operating performance. However, Consolidated EBITDA should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP. The Company’s presentation of Consolidated EBITDA may not be comparable to similarly titled measures used by other companies.

Reconciliation of Consolidated EBITDA to Net Income
			Twelve Months
	Three Months Ended March 31,		Ended March 31,
	2019	2018	2019
Net income	$2,281	$1,996	$9,572
Add: Depreciation	1,838	1,735	7,009
Interest expense less interest income	1,249	1,337	5,279
Interest expense - amortized loan cost	117	121	472
Income tax expense	710	774	2,861
Amortization - intangibles	79	84	321
Loan fees	17	19	72
Stock-based compensation (senior management)	71	71	308
Consolidated EBITDA	$6,362	$6,137	$25,894

LEVERAGE RATIO – The Company uses the ratio of debt, net of cash, to Consolidated EBITDA for the last twelve months as an operational performance measurement of Otelco’s leverage. Such ratio is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, GAAP. The Company reports such ratio to allow current and potential investors to understand this performance metric. The Company also believes that it provides current and potential investors with helpful information with respect to the Company’s operating performance, including the Company’s ability to generate earnings sufficient to service its debt, and enhances understanding of the Company’s financial performance and highlights operational trends. However, such ratio should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP. The Company’s presentation of such ratio may not be comparable to similarly titled ratios used by other companies. The table below provides the calculation of the Leverage ratio as of March 31, 2019.

Ratio of Debt, Net of Cash, to Consolidated EBITDA
as of March 31, 2019
($000)

Notes payable	$72,031
Debt issuance costs	1,444
Notes outstanding	$73,475

Less cash	(5,478)
Notes outstanding, net of cash	$67,997
Consolidated EBITDA for the
last twelve months	$25,894

Total Leverage ratio, net of cash	2.63